Exhibit 99

PSEG GLOBAL ENTERS INTO AGREEMENT TO SELL ELECTROANDES

(September 19, 2007 – Newark, NJ) PSEG Global, a subsidiary of PSEG, announced today that it has entered into a definitive agreement to sell its ownership of Electroandes, a hydroelectric generation company in Peru, to a wholly-owned subsidiary of Statkraft Norfund Power Invest (SN Power) of Norway. The purchase price will total approximately $390 million, including the assumption of $106 million of debt, and closing is expected in October of this year.

“Electroandes is a strong company in an attractive market with dedicated employees. We are selling Electroandes as part of PSEG’s announced strategy of opportunistically monetizing its international assets at attractive prices. We are pleased that we were able to make the sale to a company with an excellent reputation, significant experience in hydro-electric power operations and a strong environmental focus,” said Matthew McGrath, president, PSEG Global.

PSEG indicated that the sale is expected to result in an after-tax gain which will be recorded in Discontinued Operations. After-tax net cash proceeds, including dividends paid prior to closing, are expected to total $215 to $225 million.

JP Morgan acted as financial advisor to PSEG on the transaction.

Electroandes owns and operates four hydro-generation plants with total capacity of 180 megawatts, 437 miles of electric transmission lines, and has a number of growth initiatives. It is located in the central Andean region of Peru.

SN Power is a growing international renewable energy company that develops, owns and operates hydro power projects and plants in emerging markets. The company is equally owned by Statkraft and Norfund. Statkraft is a Norwegian state owned renewable energy company and northern Europe’s largest generator of hydroelectric power, operating 91 hydropower stations with 42 TWh of annual generation. Norfund is a leading Norwegian risk capital investor in emerging markets with funding from the Government of Norway.

PSEG Global owns and operates electric generation plants in the US and in selective other countries as well as electric distribution companies in South America. PSEG Global’s US investment includes 100 percent ownership in two 1,000-mw electric generation plants in Texas, and partial ownership of smaller plants in California, Hawaii and New Hampshire. PSEG Global is a subsidiary of PSEG Energy Holdings and an indirect subsidiary of PSEG (NYSE: PEG). PSEG is a diversified energy company based in Newark, New Jersey.

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FORWARD-LOOKING STATEMENT

Readers are cautioned that statements contained in this press release about our and our subsidiaries’ future performance, including future revenues, earnings, strategies, prospects and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance they will be achieved. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the effects of weather; the performance of generating units and transmission systems; the availability and prices for oil, gas, coal, nuclear fuel, capacity and electricity; changes in the markets for electricity and other energy-related commodities; changes in the number of participants and the risk profile of such participants in the energy marketing and trading business; the effectiveness of our risk management and internal controls systems; the effects of regulatory decisions and changes in law; changes in competition in the markets we serve; the ability to recover regulatory assets and other potential stranded costs; the outcomes of litigation and regulatory proceedings or inquiries; the timing and success of efforts to develop domestic and international power projects; conditions of the capital markets and equity markets; advances in technology; changes in accounting standards; changes in interest rates and in financial and foreign currency markets generally; the economic and political climate and growth in the areas in which we conduct our activities; and changes in corporate strategies. For further information, please refer to our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. These documents address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this release. In addition, any forward-looking statements included herein represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our estimates change, unless otherwise required by applicable securities laws.